EXHIBIT 10.110

PERFORMANCE HEALTH TECHNOLOGIES, INC.
427 Riverview Plaza
Trenton, NJ 08611
Telephone:  (609) 656-0800
Facsimile:  (609) 656-0869

Dear Noteholder:

The Company is requesting your consent to an amendment of the maturity date of any outstanding promissory note issued by the Company and held by you dated May 14, 2007 which has an amended maturity date of November 1, 2007 (the “Current Maturity Date”) to an amended maturity date of June 1, 2008 (the “Amended Maturity Date”) and waiver of any event of default relating to the non-payment of such note on the Current Maturity Date of such note with such waiver and amendment to be effective as of the Current Maturity Date (the “Waiver”).

Toward that end, we ask that you complete, sign and return this letter.

Please take a moment to sign and return your consent by facsimile to 609-656-0869 or by mail in the enclosed envelope.

March 19, 2008                                                                                     Very truly yours,

Dominique Prunetti Miller

Dominique Prunetti Miller
Secretary

The Amended Maturity Date and Waiver is accepted
and agreed by the undersigned noteholder:

Portfolio Lenders II, LLC

By:  /s/ Thomas P. Gallagher
  Thomas P. Gallagher
  Date:  March 19, 2008